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                                VIC-1 RMTS LLC
                   ASSIGNMENT AND INSTRUMENT OF TRANSFER OF
              MEMBERSHIP UNITS IN MID-ATLANTIC RMTS HOLDINGS, LLC
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     BE IT KNOWN BY THESE PRESENTS that, in consideration for the sum of
$171,500, receipt of which is hereby acknowledged, VIC-1 RMTS LLC, a Delaware limited liability company, has sold, assigned and transferred 98% of the Membership Units it holds in Mid-Atlantic RMTS Holdings, LLC, a Delaware limited liability company, to OnePoint Communications Holdings, LLC, a Delaware limited liability company.

     OnePoint Communications Holdings, LLC is hereby irrevocably designated as agent for VIC-1 RMTS LLC to transfer the aforesaid Membership Units on the books and records of Mid-Atlantic RMTS Holdings, LLC.


Dated: December 31, 1999




By:
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     James A. Otterbeck

Its:
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